UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2010

 Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

Limited Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 27, 2010.

The matters voted upon and the results of the voting were as follows:

Dennis S. Hersch, David T. Kollat, William R.. Loomis, Jr. and Leslie H. Wexner were elected to the Board of Directors for a term of three years.  Of the 290,463,029 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of shares abstained and the number of broker non-votes were as follows, with respect to each of the nominees:

Name	Shares Voted For Election	Shares Voted Against Election	Shares Abstained	Broker Non-Votes
Dennis S. Hersch	271,245,289	3,564,266	66,493	15,586,982
David T. Kollat	269,848,242	4,650,170	377,636	15,586,982
William R. Loomis, Jr.	273,913,791	906,163	56,094	15,586,982
Leslie H. Wexner	270,230,525	4,560,460	85,063	15,586,982

In addition, directors whose term of office continued after the Annual Meeting were: Donna A. James, Jeffrey H. Miro, Raymond Zimmerman, James L. Heskett, Allan R. Tessler, Abigail S. Wexner.

The appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2010 fiscal year was ratified by a vote of 290,074,654 shares for the appointment and 276,886 shares against the appointment with 111,489 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: June 2, 2010	By	/s/ Doug L. Williams
		Name:	Doug L. Williams
		Title:	General Counsel & Senior Vice President